UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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The following interview was published on Exec Edge on June 8, 2021:

LiveVox CEO, Louis Summe, on the Future of Customer Experience and the Contact Center

By Jarrett Banks

Customer-service software provider LiveVox is the latest technology company to take the alternative route to the public markets. And that’s giving the company the ability to increase investments in sales and marketing and also expand platform capabilities.

Exec Edge sat down with CEO Louis Summe to find out more about the future of customer experience.

Exec Edge: What does LiveVox do and what kind of companies do you work with?

LiveVox provides an easy-to-use cloud-based contact center platform. We seamlessly integrate omnichannel communications, customer relationship management (CRM), and workforce optimization (WFO) to deliver exceptional agent and customer experiences, while helping to reduce compliance risk. We also help our customers adopt new digital technologies, like speech analytics and AI, to take their contact center performance to the next level. To that end, we’re helping the companies that we work with deliver experiences that match their customers’ expectations, which is increasingly shifting to digital channels. The vertical market segments that we focus on most are financial services, retail, telecom, healthcare, travel & tourism, and the customer care space.

Exec Edge: How has the COVID-19 pandemic affected the contact center and the customer experience overall? How has it affected your business?

COVID has had a big impact on contact center operations. Before the pandemic, like many of us, contact center agents were working onsite in large offices. Managers were in close physical proximity to their staff and monitored performance and provided feedback accordingly. Many contact center staff members, however, moved to a WFH environment in the spring of 2020.

Some contact centers were prepared for this and were able to quickly, and relatively painlessly, transition to a work from home environment because they had business continuity plans in place and were already utilizing a cloud-based platform that offered digital customer engagement and workforce optimization capabilities. Other organizations, however, were not prepared. They were using on-premise technology and the switch to remote work was much more challenging and took a good deal more time since agents and managers couldn’t be in the office and new workflows had to be developed.

When we look at those contact centers that were already in the cloud with us, the customer experience didn’t change dramatically beyond additional emphasis on the importance of digital workflows. Our customer’s customers have also been at home during the pandemic and they’ve been able to engage on their channels of choice with our customers, throughout their respective journeys, without missing a beat.

LiveVox customers taking advantage of our CRM continued to improve their CX because all customer and interaction history data is unified, offering agents an understanding of status and a cross-channel view so that when a customer moves from voice to email or SMS and back, the transition is seamless, and agents have all of the information they need at their fingertips. Moreover, our focus on providing customers with practical AI and automation use cases they can easily understand, operate, and optimize has been well received. As a result – our customers are saving time and money while providing their customers with an experience that meets their expectations in the digital age.

And, because we offer pre-integrated WFO modules, our customers have been able to easily take advantage of our quality management capabilities including eLearning and managerial feedback modules. This becomes even more critical in a WFH environment.

Exec Edge: With work from home and digitization on the rise, how will customer experience change in 2021 and beyond? What will contact centers look like?

With more contact centers moving to the cloud to both improve experience and accommodate a more remote and dispersed workforce, customer data must be more easily accessible for agents. By providing agents with quick and easy access to all of the tools and data they need to be successful, including information gathered by bots and virtual agents, you improve the agent experience and in turn, the customer experience as well. When we look at the contact center of the future, I think this pandemic has demonstrated that remote agents can be better for business than a completely on-premise workforce. With a remote workforce, agents can live where they like and work from an environment that is more conducive to their work style and work tasks. A smaller on-premise workforce also cuts down on expenses for an organization. When we look to the future of contact centers, I expect a hybrid of remote and on-premise operations.

Exec Edge: You recently entered into a SPAC merger agreement with Crescent Acquisition Corp. Why did you decide to go the SPAC route over the traditional IPO?

We’re a 20-year-old company with a proven track record of success, so we had the advantage of evaluating many options to go public. Given the market conditions that were starting to take shape in 2020, the route to becoming public via a SPAC made sense for our company. By merging with Crescent to become a public company, we immediately will be able to elevate the opportunities and resources available to us as we continue on our path to provide our clients with a simple platform that drives tangible results in their customer encounters. A SPAC merger also gives us all the benefits that come from an IPO and being traded on the NASDAQ, without requiring us to go through the time consuming, costly and uncertain traditional IPO process. Additionally, by choosing the SPAC route, we are able to work with a company with proven executives in the public markets. Crescent’s management team has extensive entrepreneurial, operational, and capital markets expertise that will benefit LiveVox as a long-term partner.

Exec Edge: What’s next for LiveVox? Will anything change once you become a public company?

Becoming a public company won’t change our mission or business. We will continue to operate as we have for over 20 years, focusing on innovating solutions and providing the best agent and customer experiences for our clients. With the new capital available to us at the close of this deal, we will be able to increase our investments in sales and marketing and also expand our platform capabilities and enhance our customer success programs. The demand for improved customer and agent experience is driving more and more organizations to our omnichannel solutions and we need to scale in order to capitalize on the market opportunity.

Exec Edge Contact:

Jarrett Banks, Editor-at-Large

jb@capmarketsmedia.com

Twitter: @Exec_Edge

IMPORTANT LEGAL INFORMATION

Additional Information about the Proposed Transaction and Where to Find It

This communication may be deemed solicitation material in respect of the proposed business combination (the “Business Combination”) between Crescent Acquisition Corp (“Crescent”) and LiveVox Holdings, Inc. (“LiveVox”). The Business Combination will be submitted to the stockholders of Crescent and LiveVox for their approval. In connection with such stockholder vote, Crescent filed with the Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A and mailed a definitive proxy statement to its stockholders in connection with Crescent’s solicitation of proxies for the special meeting of the stockholders of Crescent to be held to approve the Business Combination. This communication does not contain all the information that should be considered concerning the proposed Business Combination and the other matters to be voted upon at the special meeting and is not intended to provide the basis for any investment decision or any other decision in respect of such matters. Crescent’s stockholders and other interested parties are urged to read the proxy statement, the amendments thereto, the definitive proxy statement and any other relevant documents that are filed or furnished or will be filed or will be furnished with the SEC carefully and in their entirety in connection with Crescent’s solicitation of proxies for the special meeting to be held to approve the Business Combination and other related matters, as these materials contain important information about LiveVox and Crescent and the proposed Business Combination. The definitive proxy statement was mailed to the stockholders of Crescent as of the record date established for voting on the proposed Business Combination and the other matters to be voted upon at the special meeting. Such stockholders may also obtain copies of the proxy statement, without charge, at the SEC’s website at http://www.sec.gov, at Crescent’s website at http://www.crescentspac.com or by directing a request to Crescent Acquisition Corp, 11100 Santa Monica Blvd., Suite 2000, Los Angeles, CA 90025.

Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be made directly in this communication. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon management estimates and forecasts and reflect the views, assumptions, expectations, and opinions of Crescent or LiveVox, as the case may be, as of the date of this communication, and may include, without limitation, changes in general economic conditions, including as a result of COVID-19, all of which are accordingly subject to change. Any such estimates, assumptions, expectations, forecasts, views or opinions set forth in this communication constitute Crescent’s or LiveVox’s, as the case may be, judgments and should be regarded as indicative, preliminary and for illustrative purposes only. The forward-looking statements and projections contained in this communication are subject to a number of factors, risks and uncertainties, some of which are not currently known to Crescent or LiveVox, that may cause Crescent’s or LiveVox’s actual results, performance or financial condition to be materially different from the expectations of future results, performance of financial condition. Although such forward-looking statements have been made in good faith and are based on assumptions that Crescent or LiveVox, as the case may be, believe to be reasonable, there is no assurance that the expected results will be achieved. Crescent’s and LiveVox’s actual results may differ materially from the results discussed in forward-looking statements. Additional information on factors that may cause actual results and Crescent’s performance to differ materially is included in Crescent’s periodic reports filed with the SEC, including but not limited to Crescent’s annual report on Form 10-K for the year ended December 31, 2020, as amended. Copies of Crescent’s filings with the SEC are available publicly on the SEC’s website at www.sec.gov or may be obtained by contacting Crescent. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made only as of the date hereof, and neither Crescent nor LiveVox undertake any obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

No Offer or Solicitation

This communication is for informational purposes only and does not constitute an offer or invitation for the sale or purchase of securities, assets or the business described herein or a commitment to Crescent or LiveVox with respect to any of the foregoing, and this filing shall not form the basis of any contract, nor is it a solicitation of any vote, consent, or approval in any jurisdiction pursuant to or in connection with the Business Combination or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in Solicitation

Crescent and LiveVox, and their respective directors and executive officers, may be deemed participants in the solicitation of proxies of Crescent’s stockholders in respect of the Business Combination. Information about the directors and executive officers of Crescent and of LiveVox and more detailed information regarding the identity of all potential participants, and their direct and indirect interests, by security holdings or otherwise, are set forth in the proxy statement for the Business Combination. Additional information regarding the identity of all potential participants in the solicitation of proxies to Crescent’s stockholders in connection with the proposed Business Combination and other matters to be voted upon at the special meeting, and their direct and indirect interests, by security holdings or otherwise, are included in the proxy statement that Crescent filed with the SEC. Investors may obtain such information by reading such proxy statement.